Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of NXG NextGen Infrastructure Income Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Cushing NextGen Infrastructure Income Fund for the year ended November 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of NXG NextGen Infrastructure Income Fund for the stated period.

/s/ Mark Rhodes	/s/ Blake R. Nelson
Mark Rhodes	Blake R. Nelson
President & Chief Executive Officer	Chief Financial Officer and Treasurer

Dated:	10/5/23

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by NXG NextGen Infrastructure Income Fund for purposes of Section 18 of the Securities Exchange Act of 1934.